Exhibit 99.1

Digital River Meets Fourth Quarter and Full Year Earnings Expectations

MINNEAPOLIS--(BUSINESS WIRE)--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its fourth quarter and full year 2007 financial results.

Fourth Quarter and Full Year Ended Dec. 31, 2007

GAAP Results

Fourth quarter revenue totaled $96.9 million, an increase of 17 percent from the same period in 2006 and was in line with management’s guidance. In the fourth quarter of 2006, revenue was $83.0 million. For full year 2007, revenue was $349.3 million, an increase of 14 percent from revenue of $307.6 million in 2006.

Fourth quarter GAAP net income was $20.3 million, or $0.46 per diluted share and compared to GAAP net income of $16.4 million or $0.36 per diluted share in the fourth quarter of 2006. On a per share basis, net income increased 28 percent from 2006. For the full year, GAAP net income was $70.8 million, or $1.58 per diluted share, slightly ahead of management’s guidance. This compared to GAAP net income of $60.8 million, or $1.40 per diluted share during the same period in 2006.

Non-GAAP Results

Fourth quarter non-GAAP net income was $24.0 million or $0.53 per diluted share and compared to net income of $21.6 million, or $0.47 per diluted share in the fourth quarter of 2006. Non-GAAP net income for the full year was $85.8 million, or $1.87 per diluted share. This compared to non-GAAP net income of $79.7 million, or $1.79 per diluted share in 2006.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of operations, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 31 percent, the Company’s current estimated effective tax rate, to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes the impact of the Company’s contingent convertible notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“For the fourth quarter and full year 2007, we reported financial results clearly in line with our expectations. Our core software business continues to deliver strong growth across a more diversified base of global clients,” said Joel Ronning, Digital River’s CEO. “In 2008, we intend to advance our e-commerce leadership position by making investments in our company. These investments will improve the efficiency of our business and accelerate growth in complementary markets where we see substantial opportunities.”

In 2008, Digital River plans to re-invest in its business incremental profits of approximately $20 million, and an additional $10 million in capital. By making these investments, the company intends to advance its core software business; accelerate growth in consumer electronics and games; and enhance technologies in reporting, payments and subscriptions.

“These investments, which are reflected in today’s initial 2008 outlook, will take place throughout the year and are expected to begin to provide leverage in the third and fourth quarters,” Ronning added. “With a solid financial position, strong core business and significant prospects in new vertical markets, this is an opportune time to make these investments.”

2008 Guidance

Forward-looking guidance for the period ending Mar. 31, 2008, is as follows:

First Quarter

  Revenue of $98.5 million;
  GAAP diluted net income per share of $0.40, including stock-based compensation expense of $3.4 million; and
  Non-GAAP diluted net income per share of $0.48.

Forward-looking guidance for the period ending Dec. 31, 2008, is as follows:

Full Year

  Revenue of $395 million;
  GAAP diluted net income per share of $1.58, including stock-based compensation expense of $14.0 million; and
  Non-GAAP diluted net income per share of $1.88.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss 2007 financial results, initial 2008 guidance, and its strategic investment plan. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2007/q4earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID #30605189 and dialing (888) 218-6314 inside the United States or Canada, or by calling (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for more than 40,000 software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s limited operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; potential consequences surrounding findings of our internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; our ability to successfully manage our business while undertaking significant internal investments; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding first quarter and full year 2008 reflect Digital River’s expectations as of January 31, 2008. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	December 31,	December 31,
	2007	2006
Assets
Current assets
Cash and cash equivalents	$381,788	$390,243
Short-term investments	315,636	235,699
Accounts receivable, net	64,914	52,392
Deferred income taxes	7,899	19,687
Prepaid expenses and other	4,577	6,025
Total current assets	774,814	704,046
Property and equipment, net	31,102	24,079
Goodwill	261,885	243,799
Intangible assets, net	32,382	21,106
Deferred income taxes	15,606	1,276
Other assets	11,955	11,957
Total assets	$1,127,744	$1,006,263
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$180,386	$141,386
Accrued payroll	12,704	12,097
Deferred revenue	10,384	7,040
Accrued acquisition liabilities	399	5,654
Other accrued liabilities	41,229	39,982
Total current liabilities	245,102	206,159
Non-current liabilities
Convertible senior notes	195,000	195,000
Other liabilities	11,362	1,345
Total non-current liabilities	206,362	196,345
Total liabilities	451,464	402,504
Stockholders' equity
Common stock	405	404
Additional paid-in capital	576,529	546,758
Retained earnings	68,413	44,989
Accumulated other comprehensive income	30,933	11,608
Stockholders' equity	676,280	603,759
Total liabilities and stockholders' equity	$1,127,744	$1,006,263
Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenue	$96,878	$83,004	$349,275	$307,632
Costs and expenses:
Direct cost of services	2,245	2,020	10,243	7,709
Network and infrastructure	9,497	7,748	32,309	29,250
Sales and marketing	34,474	30,444	134,401	113,462
Product research and development	12,122	8,913	39,179	32,341
General and administrative	10,226	9,607	38,937	34,158
Depreciation and amortization	3,437	3,312	12,706	10,983
Amortization of acquisition-related intangibles	1,622	2,943	7,586	12,134
Total costs and expenses	73,623	64,987	275,361	240,037
Income from operations	23,255	18,017	73,914	67,595
Interest income	8,191	7,191	32,167	22,836
Other expense, net	(1,558)	(435)	(3,006)	(949)
Income before income tax expense	29,888	24,773	103,075	89,482
Income tax expense	9,572	8,417	32,261	28,672
Net income	$20,316	$16,356	$70,814	$60,810

Net income per share - basic	$0.51	$0.41	$1.75	$1.58
Net income per share - diluted	$0.46	$0.36	$1.58	$1.40
Shares used in per share calculation - basic	40,164	40,024	40,444	38,593
Shares used in per share calculation - diluted	45,401	46,138	45,914	44,642

Calculation of GAAP Diluted Net Income Per Share

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
GAAP net income	$20,316	$16,356	$70,814	$60,810
Add back debt interest expense and issuance cost amortization, net of tax benefit	435	434	1,739	1,739
Adjusted net income for GAAP EPS calculation	$20,751	$16,790	$72,553	$62,549

Net income per share - diluted	$0.46	$0.36	$1.58	$1.40
Shares used in per share calculation - diluted	45,401	46,138	45,914	44,642
Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2007	2006
Operating Activities:
Net income	$70,814	$60,810
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	7,586	12,134
Change in accounts receivable allowance, net of acquisitions	(174)	1,215
Depreciation and amortization	12,706	10,983
Stock-based compensation expense	13,742	13,904
Excess tax benefits from stock-based compensation	(12,030)	(8,980)
Deferred and other income taxes	27,522	19,583
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(6,863)	(14,678)
Prepaid and other assets	1,325	(1,293)
Accounts payable	32,181	3,701
Deferred revenue	3,046	811
Income tax payable	(7,076)	8,126
Other accrued liabilities	3,609	11,190
Net cash provided by operating activities	146,388	117,506

Investing Activities:
Purchases of investments	(436,806)	(193,609)
Sales of investments	358,470	179,296
Cash paid for acquisitions, net of cash received	(31,625)	(37,800)
Purchases of equipment and capitalized software	(18,722)	(15,907)
Net cash used in investing activities	(128,683)	(68,020)

Financing Activities:
Proceeds from sales of common stock	-	172,780
Exercise of stock options	13,510	21,118
Sales of common stock under employee stock purchase plan	2,483	2,109
Repurchase of common stock	(62,968)	-
Repurchase of restricted stock to satisfy tax withholding obligation	(528)	(426)
Excess tax benefits from stock-based compensation	12,030	8,980
Net cash (used in)/ provided by financing activities	(35,473)	204,561
Effect of exchange rate changes on cash	9,313	4,426
Net (decrease)/ increase in cash and cash equivalents	(8,455)	258,473
Cash and cash equivalents, beginning of period	390,243	131,770

Cash and cash equivalents, end of period	$381,788	$390,243

Cash paid for interest on Convertible Senior Notes	$2,438	$2,438
Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2006	2006	2006	2006	2006

GAAP pre-tax income	$23,759	$20,581	$20,369	$24,773	$89,482
Add back: amortization of acquisition-related intangibles	2,840	3,038	3,313	2,943	12,134
Add back: stock-based compensation expense	3,413	3,519	3,456	3,516	13,904
Non-GAAP pre-tax income	30,012	27,138	27,138	31,232	115,520
Income tax expense @ 31%	9,304	8,413	8,413	9,682	35,812
Non-GAAP net income	$20,708	$18,725	$18,725	$21,550	$79,708

Non-GAAP net income per share - diluted	$0.50	$0.41	$0.41	$0.47	$1.79

Shares used in per share calculation - diluted	41,154	45,458	45,666	46,138	44,642

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007
GAAP pre-tax income	$30,008	$21,005	$22,174	$29,888	$103,075
Add back: amortization of acquisition-related intangibles	2,746	1,607	1,611	1,622	7,586
Add back: stock-based compensation expense	3,476	3,649	3,411	3,206	13,742
Non-GAAP pre-tax income	36,230	26,261	27,196	34,716	124,403
Income tax expense @ 31%	11,231	8,141	8,431	10,762	38,565
Non-GAAP net income	$24,999	$18,120	$18,765	$23,954	$85,838

Non-GAAP net income per share - diluted	$0.54	$0.39	$0.41	$0.53	$1.87

Shares used in per share calculation - diluted	46,348	46,637	45,386	45,401	45,914

Breakdown of stock-based compensation expense
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007
Direct cost of services	$195	$225	$223	$164	$807
Network and infrastructure	72	61	58	79	270
Sales and marketing	1,268	1,350	1,230	1,180	5,028
Product research and development	552	466	391	327	1,736
General and administrative	1,389	1,547	1,509	1,456	5,901
Total	$3,476	$3,649	$3,411	$3,206	$13,742

Non-GAAP Guidance Reconciliation
	Q1 - 2008		FY - 2008
	Guidance		Guidance
Expected GAAP net income per share - diluted	$0.40		$1.58
Add back amortization of acquisition-related costs	0.05		0.18
Add back stock-based compensation expense	0.07		0.30
Tax variability	(0.03)		(0.15)
Deduct impact of contingent convertible notes	(0.01)		(0.03)
Expected non-GAAP diluted net income per share	$0.48		$1.88

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-8396
Director, Public Relations
gdyrek@digitalriver.com